Exhibit 99.2

RumbleOn Announces Fourth Quarter and Full Year 2021 Earnings Release and Conference Call Schedule

IRVING, Texas – February 22, 2022 – RumbleOn, Inc. (NASDAQ: RMBL) (the “Company” or “RumbleOn”), the nation's first technology-based omnichannel powersports platform, today announced that it will release its fourth quarter and full year 2021 operational and financial results before the market opens on Wednesday, March 16, 2022.

The Company has scheduled a conference call and webcast on the same day at 7:30 am Central Time (8:30 a.m. Eastern Time) to discuss the Company's operational and financial results. The Company will also provide a detailed outlook of its business for the full year 2022 during the call.

●	What: RumbleOn Fourth Quarter and Full Year 2021 Earnings Conference Call

●	When: Wednesday, March 16, 2022, at 7:30 am Central Time (8:30 a.m. Eastern Time)

●	Conference Call Dial In: To access the live call please dial (877) 407-9716, or (201) 493-6779 for callers outside the United States (Conference ID: 13727311)

●	Webcast: A live and archived webcast of the conference call will be accessible from the Investor Relations section of the company’s website at https://investors.rumbleon.com

About RumbleOn

RumbleOn, Inc. is the nation's first technology-based omnichannel powersports platform. Headquartered in the Dallas Metroplex, RumbleOn is revolutionizing the customer experience for outdoor enthusiasts across the country and making powersport vehicles accessible to more people, in more places than ever before. To learn more please visit us online at https://www.rumbleon.com/.

Investor Relations Contact:

Will Newell

investors@rumbleon.com

Source: RumbleOn, Inc.